Exhibit 10.32

EXECUTION VERSION

Strategic Advisory Agreement

This Strategic Advisory Agreement (this “Agreement”) is entered into and made effective as of March 2, 2010 (the “Effective Date”), by and between GEOSPATIAL HOLDINGS, INC. (“CLIENT”), PACE GLOBAL ENERGY SERVICES, LLC (“PACE”) and RIDGE GLOBAL LLC (“RIDGE GLOBAL”). CLIENT, PACE and RIDGE GLOBAL are sometimes hereinafter referred to as, individually, “Party” and, collectively, “Parties.” PACE and RIDGE GLOBAL are sometimes hereinafter referred to individually as a “SERVICE PROVIDER” and collectively as the “SERVICE PROVIDERS.”

Notice Addresses

On behalf of CLIENT:

GEOSPATIAL HOLDINGS, INC.

229 Howes Run Road

Sarver, Pennsylvania 16055

Attn: Mark A. Smith

On behalf of PACE:

PACE GLOBAL ENERGY SERVICES, LLC

4401 Fair Lakes Court, Suite 400

Fairfax, Virginia 22033

Attn : Timothy F. Sutherland

On behalf of RIDGE GLOBAL:

RIDGE GLOBAL LLC

1101 16th St., NW, Suite 308

Washington, District of Columbia 20036

Attn : Thomas Ridge

WITNESSETH:

WHEREAS, CLIENT desires strategic advisory and other support services from the SERVICE PROVIDERS (the “Project”);

WHEREAS, PACE is an energy consulting and management firm with expertise related to the financing, production, purchase, sale, transportation, storage and consumption of energy, as well as energy risk management and energy applied technology;

WHEREAS, RIDGE is a security consulting company with extensive experience in the field of total security management, physical risk management, global trade security, event security, cyber-security, crisis management and communications, and campus security; and

WHEREAS, the SERVICE PROVIDERS are committed to applying their collective expertise for the economic benefit of CLIENT.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	SERVICES

A.	The SERVICE PROVIDERS shall provide CLIENT with strategic advisory and other support services only to the extent, and pursuant to, the express requests and instructions of CLIENT which requests shall include, without limitation, those strategic advisory services described in Section 1.B. of this Agreement.

B.	Services provided shall consist of strategic advisory services relating to the development, in collaboration with CLIENT’s Chief Executive Officer, Mark Smith, of a business plan containing the following operational and financial components:

(i)	The financial component of the business plan will include the assessment of various capital formation options under different scenarios as well as consider different forms of capital structures from various investors including strategic partners, capital partners and/or working capital partners.

(ii)	The strategic component of the business plan will evaluate different strategies to leverage the CLIENT’s first mover advantage in the market.

(iii)	The operating component of the business plan will consider the tactical steps required to embrace growth and to ensure the necessary work is organized and executed.

(iv)	The business plan will also include an evaluation of exit strategies, each of which will strike a balance between maximizing valuation and mitigating risk.

Proprietary & Confidential

EXECUTION VERSION

In order to best facilitate the SERVICE PROVIDERS’ development of a business plan for CLIENT in connection with the Project, the CLIENT shall establish a Management Advisory Committee which shall be co-chaired by one (1) representative from each of PACE and RIDGE GLOBAL.

Further, CLIENT shall appoint Timothy F. Sutherland of PACE and Thomas Ridge of RIDGE GLOBAL to serve on CLIENT’s Board of Directors. CLIENT represents and warrants to the SERVICE PROVIDERS that CLIENT’s formation documents allow for both Mr. Sutherland and Mr. Ridge to be appointed and, subject to CLIENT’s formation documents, serve on CLIENT’s Board of Directors and that CLIENT will achieve such appointments promptly after the Effective Date but in no event later than April 1, 2010.

C.	The Service Providers shall use commercially reasonable efforts to assist CLIENT and CLIENT’s placement agent to raise capital and/or locate financing sources for CLIENT through the provision of background support services as required by CLIENT. Such efforts include, but are not limited to, assisting CLIENT and CLIENT’S placement agent with an initial capital raise of at least $5 million in debt or equity for CLIENT’s short term working capital needs including, without limitation, equipment purchases (the “Short Term Financing”) and an aggregate raise, including funds from the Short Term Financing, of at least $10 million in equity (the “Capital Raise”).

D.	In addition to those services described in Sections 1.B and 1.C, SERVICE PROVIDERS shall provide services to assist CLIENT with CLIENT’s business development activities, which services shall include, but not be limited to, introductions, strategy implementation, and related business development assistance in the energy, municipal, state and federal sectors of the global infrastructure development industry.

E.	The SERVICE PROVIDERS shall provide CLIENT with additional services beyond that provided in Sections 1.B, 1.C and 1.D hereof only at the further direction of CLIENT. In the event CLIENT wishes to engage the SERVICE PROVIDERS for an expanded scope of services that include services for which it would be necessary or prudent to engage a broker-dealer, PACE shall arrange, subject to CLIENT’S consent, to have such activities contracted separately with and performed by Pace Financial Services, LLC, PACE’s affiliated broker-dealer registered with the Financial Industry Regulatory Authority, Inc.

F.	Except with respect to (i) the initial disclosure of this Agreement or the board appointments contemplated by this Agreement by CLIENT as required by the Securities Act of 1933 (the “Securities Act”) or the Securities and Exchange Act of 1934 (the “Exchange Act”) or the rules and regulations promulgated under the Securities Act or the Exchange Act; (ii) the inclusion of such disclosure in materially unaltered form in any subsequent disclosure required to be made by CLIENT under the Securities Act or the Exchange Act or the rules promulgated thereunder; or (iii) any subsequent public disclosure by CLIENT of Mr. Ridge and Mr. Sutherland as members of the Board of Directors of CLIENT (provided that Mr. Ridge and Mr. Sutherland are serving as directors), CLIENT and its advisors shall not use any work product of the SERVICE PROVIDERS or refer to the SERVICE PROVIDERS in any Section 144A Offering Circular or Memorandum, Form 1 Registration Statement, bank syndication memorandum, private placement memorandum or other similar offering circular, memorandum or statement or securities filing, whether in preliminary or final form, unless and until (i) the SERVICE PROVIDERS and CLIENT have agreed in writing to the language of an indemnity to be provided to the SERVICE PROVIDERS and the identity of the creditworthy entity that will provide the indemnity to the SERVICE PROVIDERS, (ii) the SERVICE PROVIDERS have consented to the references to the SERVICE PROVIDERS and their work product in any such circular, memorandum, statement or securities filing prior to its being published, (iii) the SERVICE PROVIDERS have received from CLIENT a Verification of Data Letter, the form and content of which to be reasonably acceptable to the SERVICE PROVIDERS, and (iv) the SERVICE PROVIDERS and third party consultants or agents of CLIENT have both given and received consent in writing from each other to the references to, and characterizations of, each other and each other’s work product made by any such party in their reports prepared for CLIENT with regard to the project. The SERVICE PROVIDERS shall have the right to review the applicable draft Section 144A Offering Circular or Memorandum, Form 1 Registration Statement, bank syndication memorandum, private placement memorandum or other similar offering circular, memorandum or statement or securities filing prior to giving such consent. Should either (y) the relevant project not be financed within sixty (60) days after the date of the SERVICE PROVIDERS’ work product or (z) a material change occur after the date of the SERVICE PROVIDERS’ work product prior to financing of the project, the SERVICE PROVIDERS reserve the right to revise any or their entire work product prior to providing such consent.

Proprietary & Confidential

EXECUTION VERSION

2.	COMPENSATION

A.	For the strategic advisory and other support services to be performed pursuant to Sections 1.B, 1.C and 1.D hereof, CLIENT shall compensate the SERVICE PROVIDERS as follows:

(i)	Upon the signing of this Agreement, CLIENT and RIDGE GLOBAL shall enter into a warrant agreement, attached hereto as Exhibit A, pursuant to which CLIENT shall grant to RIDGE GLOBAL a warrant to purchase Two Million Four Hundred Thousand (2,400,000) shares of common stock of CLIENT at a purchase price per share of one dollar ($1.00). This warrant shall expire on March 2, 2012.

(ii)	Upon the signing of this Agreement, CLIENT and PACE shall enter into a warrant agreement, attached hereto as Exhibit B, pursuant to which CLIENT shall grant to PACE a warrant to purchase One Million Six Hundred Thousand (1,600,000) shares of common stock of CLIENT at a purchase price per share of one dollar ($1.00). This warrant shall expire on March 2, 2012.

(iii)	CLIENT shall be charged a monthly retainer fee. During the Initial Term and any automatic extension thereof pursuant to Section 3, the amount of the monthly retainer fee shall be forty thousand dollars ($40,000.00). The SERVICE PROVIDERS shall accrue such monthly retainer fees, and such amounts shall not be due, until the closing of the Capital Raise. After the closing of the Capital Raise, the monthly retainer fee shall be due upon receipt of monthly invoices pursuant to the provisions of Section 4.B hereof.

B.	All travel-related expenses of the SERVICE PROVIDERS shall be reasonable, billed at cost and subject to audit and appropriate documentation.

3.	TERM OF AGREEMENT

This Agreement shall commence on the Effective Date and continue for an initial term of two (2) years (the “Initial Term”); provided, however, that if the Short Term Financing does not occur within twelve (12) months after the Effective Date, any Party may terminate this Agreement unilaterally prior to the expiration of the Initial Term immediately upon delivery of written notice of such termination to all other Parties. Upon the expiration of the Initial Term, this Agreement shall automatically be renewed month to month thereafter. After the Initial Term, any Party may terminate this Agreement unilaterally immediately upon delivery of written notice of such termination to all other Parties for any reason. CLIENT shall pay the SERVICE PROVIDERS for all charges then-due and reimburse the SERVICE PROVIDERS for all expenses incurred up to the effective date of any termination pursuant to this Section. In the event any charges due at termination are contingent upon the occurrence of a Capital Raise, CLIENT shall pay the SERVICE PROVIDERS such charges simultaneously with such Capital Raise provided such Capital Raise occurs within two (2) years after this Agreement’s termination.

4.	GENERAL TERMS

A.	Changes

No waiver, alteration, or modification of any of the provisions hereof shall be binding unless in writing and signed by officers of all Parties.

B.	Payment for Services Rendered

The SERVICE PROVIDERS shall invoice CLIENT monthly. The invoiced amounts are due within thirty (30) days of receipt of the invoice by CLIENT unless the relevant charges are due upon the closing of the Capital Raise, in which event such charges are due simultaneously upon the closing of such Capital Raise. In the event that payment of amounts due is not received within the applicable due date set forth in the preceding sentence, interest on the overdue payment shall accrue at the rate of one and one-half percent (1.5%) per month until the date payment is received by the SERVICE PROVIDERS. In the event any amount is not paid by CLIENT within forty-five (45) days after its due date, the SERVICE PROVIDERS may (reserving cumulatively all other remedies and rights under this Agreement and otherwise available at law and equity) at their sole option and discretion, and without prior notice to CLIENT, terminate this Agreement and CLIENT’s access to and use of the SERVICE PROVIDERS’ provided information or systems.

C.	Assignment

This Agreement may not be assigned by any Party hereto without all other Parties’ prior written consent. CLIENT’s assignment of this Agreement to another party shall not waive CLIENT’s obligations hereunder.

Proprietary & Confidential

EXECUTION VERSION

D.	Agency

The Parties shall be independent contractors and are not entering into an employee/employer relationship. The SERVICE PROVIDERS shall not bind or obligate CLIENT without CLIENT’s express prior written approval.

E.	Consulting Scope

CLIENT acknowledges that the SERVICE PROVIDERS are performing services as strategic advisors and are not providing legal advice to CLIENT. The SERVICE PROVIDERS agree, upon request by CLIENT, to recommend counsel and shall efficiently coordinate their work with any legal services provided by a third party.

F.	Compliance

The SERVICE PROVIDERS shall comply with all applicable federal, state, and local laws.

G.	Limitation on Liability

The SERVICE PROVIDERS shall fulfill their obligations to CLIENT hereunder, but the SERVICE PROVIDERS shall not be liable to CLIENT under this Agreement except to the extent any losses, claims, damages or liabilities are caused CLIENT by the gross negligence or willful misconduct of the SERVICE PROVIDERS. No Party shall be liable to any other Party for any consequential, special, incidental, multiple, exemplary or punitive damages for performance or non-performance under this Agreement or for any actions undertaken in connection with or related to this Agreement, including, without limitation, damage claims based on causes of action for breach of contract, tort or any other theory of recovery. For the avoidance of doubt, nor shall any Party be liable to any other Party for any claim of lost profits, whether such claim of lost profits is categorized under this Agreement as indirect, direct or consequential damages or under any alternative theory of recovery. Notwithstanding the foregoing, the SERVICE PROVIDERS’ aggregate liability hereunder shall not exceed the amount collected by the SERVICE PROVIDERS from CLIENT for services rendered under this Agreement.

H.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regards to the principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

I.	Attorneys’ Fee

Should any Party prevail by a final unappealable judgment in any judicial or arbitral action to enforce any right under this Agreement, the non-prevailing Parties shall be liable to the prevailing Party for the prevailing Party’s reasonable attorneys’ fees.

J.	Multiple Counterparts

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

K.	Severability

If any portion of this Agreement will for any reason be held or adjudged to be invalid or illegal or unenforceable by any court of competent jurisdiction, such portion so adjudged will be deemed separate, distinct and independent and the remainder of this Agreement will be and remain in full force and effect and will not be invalidated or rendered illegal or unenforceable or otherwise affected by such holding or adjudication.

L.	No Further Obligation

Nothing contained in this Agreement shall obligate the Parties to enter into any other agreement or endeavor related to the Project.

M.	Survival of Provisions

All provisions of this Agreement, which are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Agreement, shall remain in effect and be enforceable following such expiration or termination.

[Signatures follow on next page.]

Proprietary & Confidential

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have expressed their mutual agreement to the foregoing, evidenced by the following duly authorized signatures.

GEOSPATIAL HOLDINGS, INC.

By:

Name:

Title:

Date:

PACE GLOBAL ENERGY SERVICES, LLC	RIDGE GLOBAL LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Proprietary & Confidential